Exhibit 32.2

CERTIFICATION

In connection with the Quarterly Report of American Power Conversion Corporation (the “Company”) on Form 10-Q for the period ending March 28, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donald M. Muir, Senior Vice President, Finance and Administration, and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)            The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)            The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Donald M. Muir

Donald M. Muir
Senior Vice President, Finance and Administration,
and Chief Financial Officer

May 7, 2004

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of a separate disclosure document.